Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Announces Executive Officer Promotions

CARMEL, Ind. (Jan. 23, 2020) – Merchants Bancorp (NASDAQ:MBIN), along with subsidiaries Merchants Bank of Indiana (“Merchants Bank”) and Merchants Capital Corp. (“Merchants Capital”), announces changes to its executive team, effective immediately.

Merchants Bancorp Co-Founder Michael F. Petrie will continue to serve as Chairman and CEO of Merchants Bancorp and and Chairman of Merchants Bank – positions he has held since 2006.

However, Michael J. Dunlap has been promoted to CEO of Merchants Bank and Chairman of Merchants Capital, assuming such positions from Mr. Petrie. Mr. Dunlap will also continue to serve as President of Merchants Bank, a position he has held since 2014, and President and Chief Operating Officer of Merchants Bancorp, a position he has held since 2017. Mr. Dunlap joined Merchants Bank as Senior Vice President of Mortgage Banking in 2009. Prior to joining the bank, Mr. Dunlap served as the Chief Financial Officer of National City Mortgage, which is now part of The PNC Financial Services Group, Inc.

Also, Michael R. Dury has been promoted to CEO of Merchants Capital, assuming such position from Mr. Petrie. Mr. Dury will also continue to serve as President of Merchants Capital, a position he has held since 2017. Mr. Dury has been with Merchants Capital since July 2007 in various capacities, initially as a Real Estate Investment Officer and subsequently as Assistant Vice President, Vice President, Senior Vice President, and Executive Vice President and Chief Operating Officer.

“Having had the pleasure to work alongside Mike Dunlap and Mike Dury for more than a decade, I can tell you there is no one more fit to lead Merchants into the future,” said Mr. Petrie. “Promoting these talented executives from within sets us up for additional growth and ensures continued strong performance across our existing portfolio of clients nationwide. I am confident they will continue to help drive our strategy and growth in these expanded roles for years to come.”

In addition to the promotions of Mr. Dunlap and Mr. Dury, Mathew Wambua has been promoted to Vice Chairman of Merchants Capital. Mr. Wambua has served as Executive Vice President and Head of Agency Lending since joining Merchants Capital in 2017. Prior to joining Merchants Capital, Mr. Wambua served as the Commissioner of the New York City Department of Housing Preservation and Development (HPD), the nation’s largest municipal housing agency. He also served as Executive Vice President of the New York City Housing Development Corporation (NYC HDC), and Senior Policy Advisor for then-New York City Deputy Mayor for Economic Development.

“Mr. Wambua has played a critical role in our success helping to catapult Merchants Capital to one of the top affordable housing lenders in the country,” said Mr. Petrie. “Our company is very proud of Mr. Wambua’s continued commitment to the advancement of affordable housing and strong community involvement. This promotion speaks to the strength and excellence Mr. Wambua brings to our organization, leading the charge into new business opportunities.”

To learn more about Merchants Bank, visit www.merchantsbankofindiana.com. To learn more about Merchants Capital, visit www.merchantscapital.com.

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ABOUT MERCHANTS BANCORP

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking.  Merchants Bancorp, with $6.3 billion in assets and $5.5 billion in deposits as of September 30, 2019, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana.

MEDIA CONTACT: Rebecca Marsh, 317-805-4356, rmarsh@merchantsbankofindiana.com

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements which reflect current views of Merchants Bancorp and its subsidiary, Merchants Bank of Indiana, with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Merchants Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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